EXHIBIT 23.1



T     Thigpen, Jones, Seaton & Co.,               Robert E. Thigpen, Jr., CPA
J     P.C.                                        Scotty C. Jones, CPA
S     CERTIFIED PUBLIC ACCOUNTANTS                Frank W. Seaton, Jr., CPA
      BUSINESS CONSULTANTS                        Tracy G. Smith, CPA
      1004 Hillcrest Parkway - P.O. Box 400       Grayson Dent, CPA
      Dublin, Georgia  31040-0400
      Tel 478-272-2030  Fax 478-272-3318
      E-mail tjs@tjscpa.com




                  CONSENT OF THIGPEN, JONES, SEATON & CO., PC



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated January 14, 2004 included in the December 31, 2003 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.



/s/ THIGPEN, JONES, SEATON & CO., PC


Dublin, Georgia
March 24, 2004